UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events

On June 5, 2012, Alexandria Real Estate Equities, Inc. (the “Company”) entered into separate Sales Agency Financing Agreements (collectively, the “Agreements”) with BNY Mellon Capital Markets, LLC and Credit Suisse Securities (USA) LLC, respectively (the “Sales Agents”).  Under the terms of the Agreements, the Company may issue and sell, from time to time through either of the Sales Agents, shares of common stock, par value $.01 per share, having a combined aggregate offering price of up to $250 million (the “Shares”).  The term of each of the Agreements will be a period of up to three years.  The Sales Agents will act as the Company’s agents in connection with any offerings of the Shares under the Agreements.

The Shares may be offered in one or more selling periods, none of which will exceed 20 trading days.  The sales, if any, of Shares made under the Agreements will be made in “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the New York Stock Exchange, the existing trading market for the Company’s common stock, or sales made to or through a market maker or through an electronic communications network.  In addition, the Shares may be offered and sold by such other methods, including privately negotiated transactions, as the Company and either Sales Agent agree to in writing.  The Company shall specify to the applicable Sales Agent (i) the aggregate selling price of the Shares to be sold during a selling period and (ii) the minimum price below which sales may not be made, which may not be less than $1.00 per share without the applicable Sales Agent’s prior written consent.  The Agreements provide that each Sales Agent will be entitled to compensation of up to 1.5% of the gross sales price per share for any of the Shares sold under the relevant Agreement.  The Company or either Sales Agent may suspend the offering of the shares of common stock at any time upon proper notice to the other party, upon which the selling period will immediately terminate.

The Shares will be issued pursuant to the Company’s prospectus supplement and automatic shelf registration statement on Form S-3 (File No. 333-181881), each filed on June 5, 2012 with the SEC.

The description of the Sales Agreements does not purport to be complete and is qualified in its entirety by reference to the Sales Agreements filed herewith as Exhibit 1.1 and Exhibit 1.2, respectively and are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

	1.1	Sales Agency Financing Agreement, dated June 5, 2012, between Alexandria Real Estate Equities, Inc. and BNY Mellon Capital Markets, LLC
	1.2	Sales Agency Financing Agreement, dated June 5, 2012, between Alexandria Real Estate Equities, Inc. and Credit Suisse Securities (USA) LLC
	5.1	Opinion of Venable LLP
	8.1	Tax Opinion of Morrison & Foerster LLP
	23.1	Consent of Venable LLP (included in opinion filed as Exhibit 5.1)
	23.2	Consent of Morrison & Foerster LLP (included in opinion filed as Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	June 5, 2012	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer